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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Mattel, Inc. (the "Company") of our report dated March 2, 1998, relating to the combined financial statements of Mindscape Group, which appears in the Current Report on Form 8-K/A of The Learning Company, Inc. dated March 27, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          PricewaterhouseCoopers LLP

San Jose, California
February 1, 1999